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                                                                   EXHIBIT 10.10


                             The New D&B Corporation
                              One Diamond Hill Road
                          Murray Hill, New Jersey 07974



                                     September 30, 2000

Steven B. Witznitzer, Esq.
R.H. Donnelley Corporation
One Manhattanville Road
Purchase, New York  10577

Dear Sir:

           Reference is made to the Distribution Agreement (the "1998 Distribution Agreement"), dated as of June 30, 1998, between The Dun & Bradstreet Corporation, now known as "R.H. Donnelley Corporation" ("Historical D&B"), and The New Dun & Bradstreet Corporation, now known as "The Dun & Bradstreet Corporation" ("D&B"). D&B has announced its intention to separate into two separate companies through a distribution (the "2000 Distribution") to its stockholders of all of the shares of common stock of its subsidiary The New D&B Corporation ("New D&B"). In Section 8.9(b) of the 1998 Distribution Agreement, D&B agreed not to make a distribution such as the 2000 Distribution unless it caused the distributed entity to undertake to Historical D&B to be jointly and severally liable for all D&B Liabilities (as defined in the 1998 Distribution Agreement). Therefore, in accordance with Section 8.9(b) of the 1998 Distribution Agreement and intending to be legally bound hereby, from and after the effective time of the 2000 Distribution, New D&B undertakes to Historical D&B to be jointly and severally liable with D&B for all D&B Liabilities under the 1998 Distribution Agreement.

                                           Very truly yours,

                                           THE NEW D&B CORPORATION


                                           By: /s/ David J. Lewinter
                                               ---------------------------------

                                               Name: David J. Lewinter
                                               Title: President and Secretary